Exhibit 99.1

        PROXY

LIQUID AUDIO, INC.

Annual Meeting of Stockholders — September 26, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
LIQUID AUDIO, INC.

        The undersigned stockholder of Liquid Audio, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July     , 2002, and appoints Michael R. Bolcerek and Robert G. Flynn, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2002 Annual Meeting of Stockholders of the company to be held on Thursday, September 26, 2002 at            a.m. (local time) at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood City, California 94065, and any adjournment thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS
PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continue and to be signed on reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.	☒
The Board of Directors of Liquid Audio, Inc. urges you to vote "FOR" proposals 1, 2 and 3.									The Board of Directors of Liquid Audio, Inc. strongly urges you to vote "AGAINST" Proposals 4, 5, and 6.
						FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	The election of the following persons as Class III director of Liquid Audio to serve for a term of three years and until his successor shall be duly elected and qualified			2.	To ratify the appointment of PriceWaterhouseCoopers, LLP as independent auditors for Liquid Audio for the fiscal year ending December 31, 2002.	☐	☐	☐	4.	To increase the size of the Board of Directors of Liquid Audio, Inc. from five to nine members.	☐	☐	☐
	Nominee: Gerald W. Kearby	FOR ☐	WITHHOLD ☐	3.	To approve the issuance of Liquid Audio stock in the merger of April Acquisition Corp., a wholly-owned subsidiary of Liquid Audio, with and into Alliance Entertainment Corp. pursuant to an Amended and Restated Agreement and Plan of Merger dated as of July 14, 2002, by and among Liquid Audio, April Acquisition Corp. and Alliance.				5.	To authorize only stockholders to fill Board of Directors vacancies and newly created directorships.	☐	☐	☐
	Nominee: Raymond A. Doig	☐	☐			☐	☐	☐	6.
										To elect Jesse H. Choper and William J. Fox as Class I directors, Thomas E. Constance as a Class II director and Joseph R. Wright, Jr. as a Class III director, contingent upon the approval of Proposal 4 and Proposal 5.	☐	☐	☐
										If you plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐ WILL ATTEND
									Instructions: To vote against any nominee in this Item 6, write that nominee's name in the space provided below.
									7.	To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournment thereof, according to their discretion and in their discretion.

									The shares represented by this Proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this Proxy will be voted for each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the Proxy holders deem advisable.
									No. of Shares: Date: , 2002
Signature	Signature	Date

Sign exactly as your name(s) appear on the stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing, if stock is registered in two names, both should sign.